                                  $525,000,000


                      9-1/8% Senior Secured Notes due 2006

                                       of

                       PRICE COMMUNICATIONS WIRELESS, INC.


                               ------------------
                               ------------------

                               PURCHASE AGREEMENT

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                               ------------------

                                                                    June 8, 1998

NATWEST CAPITAL MARKETS LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
NESBITT BURNS SECURITIES INC.
WASSERSTEIN PERELLA SECURITIES, INC.
c/o NatWest Capital Markets Limited,
    As Representative of the Purchasers,
660 Madison Avenue
New York, New York  10021

Ladies & Gentlemen:

     Price Communications Wireless, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to NatWest Capital Markets Limited, Donaldson, Lufkin & Jenrette Securities Corporation, Nesbitt Burns Securities Inc., and Wasserstein Perella Securities, Inc. (each, a "Purchaser") an aggregate of $525,000,000 principal amount of 9-1/8% Senior Secured Notes due 2006 (the "Notes") subject to the terms and conditions set forth herein. The Notes will be unconditionally and jointly and severally guaranteed, on a senior secured basis (each, a "Guarantee," collectively, the "Guarantees," and together with the Notes, the "Securities"), by each of the guarantors listed on Schedule A hereto (each, a "Guarantor," collectively, the "Guarantors," and together with the Company, the "Issuers"). The Securities are to be issued pursuant to the provisions of an indenture (the "Indenture") to be dated as of June 16, 1998 (the "Closing Date") by and between the Issuers and Bank of Montreal Trust Company, as trustee (the "Trustee"). The Securities will be secured by a first priority Lien on the Collateral (as defined in the Security Agreement) pursuant to a security agreement

(the "Security Agreement") to be dated the Closing Date by and between the Issuers and the Trustee.

     1. Offering Memorandum. The Notes will be offered and sold to you pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the "Act"). The Company has prepared a preliminary offering memorandum, dated May 22, 1998 (including the documents incorporated therein by reference, the "Preliminary Offering Memorandum"), and a final offering memorandum, dated June 9, 1998 (including the documents incorporated therein by reference, the "Offering Memorandum"), relating to the Issuers and the Securities.

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Offering Memorandum. All references herein to "subsidiaries" or "Subsidiaries" of the Company, except where specifically indicated otherwise, refer solely to subsidiaries of the Company as of the date of this agreement.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING


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                                      3

TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE (2)(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION, "UNITED STATES" AND "U.S PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER A TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     You have advised the Company that you will make offers (the "Exempt Resales") of the Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented by the Company, if applicable, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser"). The QIBs and Regulation S Purchasers who purchase Notes from the Purchasers in the initial placement thereof are referred to herein as the "Eligible Purchasers." You have advised the Company that you will offer the Notes to such Eligible Purchasers initially at the price set forth on the cover of the Offering Memorandum, and that such price may be changed at any time without notice.


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                                       4

     The Issuers and the Purchasers intend to enter into a registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date. Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the 9-1/8% Senior Secured Notes, Series B, due 2006 (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer"), or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes, and to use their reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Guarantees, the Security Agreement, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

     2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this purchase agreement, hereinafter referred to as the "Agreement," and subject to its terms and conditions, the Company agrees to issue and sell to you, and each of the Purchasers, severally but not jointly, agrees to purchase from the Company, the Notes in the respective principal amount set forth opposite its name on Schedule I hereto. The aggregate purchase price for the Notes shall be $511,875,000 (the "Purchase Price").

     3. Delivery and Payment. Delivery to the Purchasers of and payment for the Securities shall be made at 10:00 A.M., New York City time, on the Closing Date, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005-1702. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.

     One or more of the Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount equal to $525,000,000, shall be delivered by the Company to you (or as you may direct), against payment by you of the Purchase Price therefor by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct.

     4. Agreements of the Issuers. The Issuers agree, jointly and severally, with each of you as follows:

          (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event which makes any statement of a material fact made in the Offering


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                                       5

     Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein not misleading; provided, however, that the Issuers shall have no obligation with respect to any such event occurring after the Closing Date unless one or more of the Purchasers notifies the Issuers in writing at the Closing Date that it has not completed the initial placement of the Securities, in which case the Issuers shall have such obligation until such Purchaser notifies the Issuers of the completion of such initial placement, which such Purchaser shall do promptly upon such completion.

          (b) To furnish to you, without charge, such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto prepared by the Issuers, by you in connection with offers or sales of the Notes.

          (c) Not to make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum which may be necessary or advisable in connection with the distribution of the Securities by you.

          (d) If, after the date hereof, any event shall occur as a result of which, in the reasonable judgment of the Issuers or in your reasonable judgment, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in light of the circumstances under which the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or, if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum, as so amended or supplemented, will not, in light of the circumstances when it is so delivered, be misleading, or so that the Offering Memorandum will comply with such applicable law; provided, however, that the Issuers shall have no such obligation with respect to any event occurring after the Closing Date unless one or more of the Purchasers notifies the Issuers in writing at the Closing Date that it has not completed the initial placement of the Securities, in which case the Issuers shall have such obligation until such Purchaser notifies the Issuers of the completion of such initial placement, which such Purchaser shall do promptly upon such completion.

          (e) To cooperate with you and your counsel in connection with the registration or qualification of the Securities for offer and sale by the Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for the completion of the initial placement of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Issuers shall not be required in connection therewith to register or qualify as a foreign corporation where they are not now so qualified or to take any action that would subject them to service of process in suits or taxation, other than as to matters and transactions relating to the Exempt Resales, in any jurisdiction where they are not now so subject.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits) and all amendments and supplements thereto, (ii) the preparation (including, without limitation, word processing and duplication costs) and delivery of all preliminary and final Blue Sky memoranda, (iii) the issuance and delivery by the Issuers of the Securities, (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum and all amendments and supplements thereto as may be reasonably requested for use in connection with offers and sales of the Securities, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Issuers' counsel and accountants and the Trustee for the Securities, (viii) the rating of the Notes by investment rating agencies, and (ix) the performance by the Issuers of their other obligations under this Agreement.

          (g) To use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuers prior to the Closing Date.

          (h) To use the proceeds from the sale of the Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds" and consistent with that described therein under the caption "Description of Notes -- Security."

          (i) Not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.


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                                       7

          (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined by the Act) other than the Securities, in a manner that would require the registration under the Act of the sale to you or Eligible Purchasers of the Securities.

          (k) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder and any prospective purchaser of such Notes from such holder the information specified by Rule 144A(d)(4) under the Act.

          (l) Except following the effectiveness of the Exchange Offer Registration Statement, not to, and not to authorize or knowingly permit any person acting on its behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (m) To cause the Exchange Offer to be made on the appropriate form to permit registration of the Exchange Notes to be offered in exchange for the Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (n) To comply with all of the agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

          (o) To use its best efforts to effect the inclusion of the Securities in PORTAL.

     5. Representations and Warranties. (a) The Issuers represent and warrant jointly and severally to each of you that:

          (i) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Offering Memorandum does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (i) do not apply to statements in, or omissions from, the Offering Memorandum


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                                       8

     based upon information relating to the Purchasers furnished to the Company in writing by the Purchasers expressly for use therein. The Issuers acknowledge for all purposes under this Agreement that the statements set forth in the paragraph appearing at the bottom of the front cover page and in the table and the third, fourth, fifth, seventh, eighth, tenth and eleventh paragraphs (to the extent such statements relate to the Purchasers) appearing under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and Offering Memorandum constitute the only written information furnished to the Company by the Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, respectively, and that you shall not be deemed to have provided any information (and therefore are not responsible for any statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Purchasers. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act or the applicable laws of any other jurisdiction, has been issued. The Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (ii) When the Notes are issued and delivered pursuant to this Agreement, none of the Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of any of the Issuers that are listed on a national securities exchange registered pursuant to the Exchange Act or that are quoted in a U.S. automated interdealer quotation system.

          (iii) The Company, the Guarantors and each of their subsidiaries (A) have been duly organized, (B) are validly existing as a corporation or limited or general partnership in good standing under the laws of its respective jurisdiction of organization, (C) have all requisite corporate or partnership power and authority (x) to carry on their business as is currently being conducted and as described in the Offering Memorandum and
     (y) to own, lease and operate its properties, and (D) are duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of their business or their ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect (as defined below).

          (iv) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company (other than subsidiaries with immaterial amounts of assets). The Company owns, and as of the Closing Date, the Company will own, directly or indirectly through other subsidiaries, the percentages of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries indicated


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                                       9

     on Schedule B hereto, and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; and as of the Closing Date the Company will own, directly or indirectly, the assets, properties and interests disclosed in the Offering Memorandum as owned by the Company free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance other than as is set forth in the Offering Memorandum. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries, except as disclosed in the Offering Memorandum..

          (v) Each of the Issuers, as applicable, has all requisite corporate power and authority to execute, deliver and perform its obligations under each Operative Document to which it is a party, and each of the Issuers and its subsidiaries, as applicable, has all, requisite corporate or partnership power and authority to execute, deliver and perform its obligations under each Operative Document to which it is a party and, in each case, to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

          (vi) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and is a valid and binding agreement of each of the Issuers.

          (vii) The Indenture has been duly and validly authorized by each of the Issuers. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and when duly executed and delivered by the parties thereto, will be a valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. The Indenture, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

          (viii) The Notes have been duly and validly authorized for issuance and sale to you by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforcement may be limited by bankruptcy,


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                                       10

     insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. The Notes, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

          (ix) The Guarantees have been duly and validly authorized by each of the Guarantors and upon endorsement on the Notes (or the Exchange Notes, as the case may be) in accordance with the terms of the Indenture, execution, authentication and delivery of the Notes against payment therefor in accordance with the terms hereof, will be valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. The Guarantees, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

          (x) The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

          (xi) The Security Agreement and each of the transactions contemplated thereby has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by the Issuers, will be a valid and binding obligation of each of them, enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or equity. The Security Agreement conforms to the description thereof in the Offering Memorandum.

          (xii) The Security Agreement, when duly executed and delivered by the Issuers, will create and constitute a valid and enforceable security interest in, lien upon or pledge of all of the Collateral, subject to no other security interest, claim, lien, encumbrance or adverse interest of any nature and no right or option to acquire the same in favor of any other person or entity, except as permitted by the Security Agreement. Upon the filing of UCC-1 financing statements in appropriate form in the requisite filing offices, the security interest, lien or pledge created by the Security Agreement will be a perfected security interest with respect to that portion of the Collateral in which a security interest can be perfected by the filing of a financing statement, prior to all other claims or security interests therein except as permitted by the Security Agreement. Upon the delivery to the Trustee of certificates representing the Pledged Securities (as defined in the Security Agreement), together with stock powers duly executed by the applicable pledgor in blank, the lien of the Security Agreement on such Pledged Securities shall constitute a perfected security interest, free of any adverse claim thereto except as permitted by the Security Agreement.

          (xiii) The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers, will be the valid and binding obligation of each of the Issuers, enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity and (iii) that the enforceability of the indemnification and contribution provisions contained therein may be limited by federal and state securities laws and the policies underlying such laws. The Registration Rights Agreement conforms to the description thereof in the Offering Memorandum.

          (xiv) None of the Company or any of its subsidiaries is in violation of its respective charter, bylaws or other organizational document or is in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to them or their assets or properties, except for any such defaults or violations, which singly or in the aggregate, would not have a Material Adverse Effect (as defined below). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except for any such defaults or violations, which singly or in the aggregate, would not have a Material Adverse Effect.

          (xv) The execution, delivery and performance by the Issuers of this Agreement and by each of the Issuers and their subsidiaries, as applicable, of the other Operative Documents (except as set forth in the Offering Memorandum) to which they are parties, the issuance and sale of the Notes and Guarantees as contemplated by this Agreement and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries. Except as required by the Federal Communications Commission ("FCC") as disclosed in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents (except as set forth in the Offering Memorandum) by the Company or, as applicable, any of its subsidiaries and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD"). No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents (except as set forth in the Offering Memorandum) by the Company or, as applicable, any of its subsidiaries and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained).

          (xvi) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Issuers, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is subject issued that, in the case of clauses (i), (ii) and (iii) above,
     (x) might, singly or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), (y) would interfere with or adversely affect the issuance of the Notes and Guarantees or (z) in any manner draw into question the validity of any Operative Document.

          (xvii) To the best knowledge of the Issuers, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or Guarantees; to the best knowledge of the Issuers, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or Guarantees or suspends the sale of the Notes in any jurisdiction referred to in Section 4(e) hereof; and to the best knowledge of the Issuers, no action, suit or proceeding is pending against the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit the issuance of the Notes or Guarantees or invalidate any Operative Document; and every request of the Issuers by any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

          (xviii) To the best of their knowledge, none of the Company, the Guarantors or any of their subsidiaries has violated any federal, state or local law relating to discrimination in hiring, promotion or pay of employees.

          (xix) To the best of their knowledge, none of the Company, the Guarantors or any of their subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of them under applicable Environmental Laws or is violating any term or condition of such permit, license or approval which might result in a Material Adverse Effect.

          (xx) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee,
     (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including the FCC), all self-regulatory authorities and all courts and other tribunals necessary to engage in the business currently conducted by it in the manner described in the Offering Memorandum (each an "Authorization"), except where failure to hold such Authorizations would not have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization, except as described in the Offering Memorandum. All such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except as would not have a Material Adverse Effect. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder, except such as are described in the Offering Memorandum or as would not have a Material Adverse Effect, and no material defaults by the landlord are existing under any such lease. None of the Issuers has any reason to believe that the FCC licenses with respect to the cellular systems identified in the Offering Memorandum as owned and operated by the Company (the "Systems") will not be renewed for a full term when such FCC licenses are due for renewal. To the Issuers' knowledge, none of such FCC licenses are subject to any conditions outside of the ordinary course.

          (xxi) Except as otherwise disclosed in the Offering Memorandum, each of the Company, the Guarantors and their subsidiaries owns or possesses all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, in each case to the extent disclosed in the Offering Memorandum as being material to the business of the Company (collectively, the "Intellectual Property"), presently employed by it in connection with the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of such intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person.

          (xxii) All tax returns required to be filed by the Company, the Guarantors or any of their subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest. None of the Company or any of its subsidiaries knows of any material proposed additional tax assessments against it.

          (xxiii) Neither the Company, the Guarantors nor any of their subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (xxiv) There are no holders of securities of the Issuers who, by reason of the execution by the Issuers of any Operative Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, have the right (that has not been waived) to request or demand that any of the Issuers register securities held by them under the Act or analogous foreign laws and regulations.

          (xxv) The authorized, issued and outstanding capital stock of each of the Company and its subsidiaries has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights. The Company and its subsidiaries had, at March 31, 1998, an authorized and outstanding capitalization as set forth in the section entitled "Capitalization" in the Offering Memorandum.

          (xxvi) Each certificate signed by any officer of the Company or any of the Guarantors and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by the Company or the Guarantors, as applicable, to each Purchaser as to the matters covered thereby.

          (xxvii) Each of the Issuers and their subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (xxviii) Except as would not be unlawful, none of the Company, the Guarantors or any of their subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company, the Guarantors or any of their respective subsidiaries to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, the Guarantors or any of their respective subsidiaries.

          (xxix) No registration under the Act of the Securities is required for the sale of the Securities to the Purchasers as contemplated hereby or for Exempt Resales to the Eligible Purchasers, assuming (i) that the purchasers who buy the Securities in the Exempt Resales are QIBs or Regulation S Purchasers and (ii) the accuracy of the Purchasers' representations regarding the absence of general solicitation in connection with the sale of Securities to the Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Issuers or any of their representatives (assuming, for purposes of the Purchasers, the accuracy of the Purchasers representations in Section 5(b) hereof) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Securities have been issued and sold by the Issuers within the six-month period immediately prior to the date hereof.

          (xxx) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

          (xxxi) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (A) neither the Company, the Guarantors nor any of their subsidiaries has (x) incurred any liabilities or obligations, direct or contingent, which are material to the Company, the Guarantors and their subsidiaries, taken as a whole, or (y) entered into any transaction not in the ordinary course of business, (B) there has not been, singly or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), or prospects of the Company, the Guarantors and their subsidiaries, taken as a whole (a "Material Adverse Change"), and (C) there have not been dividends or distributions of any kind declared, paid or made by the Company, the Guarantors or any of their subsidiaries on any class of their capital stock.

          (xxxii) Neither the Company, nor any Guarantor, nor any agent thereof acting on the behalf of any of the Issuers (other than the Purchasers, to the extent applicable) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
     221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (xxxiii) Each firm of accountants that has certified or shall certify the financial statements and supporting schedules included or to be included as part of the Preliminary Offering Memorandum and the Offering Memorandum are, to the best of the Company's and the Guarantors' knowledge, independent public accountants with respect to the Issuers and their subsidiaries as required by the Act for financial statements included in a registration statement on Form S-1. The consolidated historical statements fairly present the consolidated financial conditions and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods. The pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum, the Offering Memorandum, this Agreement and the other Operative Documents. Other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

          (xxxiv) Immediately prior to and after the Closing Date, the present fair saleable value of the assets of the Issuers and their subsidiaries, taken as a whole, will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of each such person as they become absolute and matured. The assets of the Issuers, immediately after the Issue Date, will not constitute unreasonably small capital to permit them to carry out their business as conducted or as proposed to be conducted. None of the Issuers intend to, nor do any of the Issuers believe that they will, incur debts beyond their ability to pay such debts as they mature. Upon the issuance of the Notes, the present fair saleable value of the assets of the Company will not exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they become absolute and matured. The assets of the Company, upon the issuance of the Notes, will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Company, taking into account the projected capital requirements and the capital availability of the Company.

          (xxxv) There are no contracts, agreements or understandings between the Company, the Guarantors or any of their subsidiaries and any person that would give rise to a valid claim against the Company, the Guarantors, any of their subsidiaries or any Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

          (xxxvi) The Issuers and their respective affiliates and all persons acting on their behalf (other than the Purchasers, as to whom no representation is made) have complied with and will comply with the offering restrictions of Regulation S in connection with the offering of the Securities outside the United States of America.

          (xxxvii) The Issuers acknowledge that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel to the Issuers and counsel to the Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     (b) Each Purchaser represents and warrants to the Issuers and the other Purchasers and agrees that:

          (i) Such Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities.

          (ii) Such Purchaser (A) is not acquiring the Securities with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and
     (B) will be reoffering and resetting the Securities only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

          (iii) No form of general solicitation or general advertising has been or will be used by such Purchaser or any of its representatives in connection with the offer and sale of any of the Securities, which would render unavailable to the Company reliance upon the exemption from the registration requirements of the Act afforded by Section 4(2) thereof, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (iv) Such Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers. Such Purchaser further agrees (A) that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from, (1) QIBs who, in purchasing such Securities, will be deemed to have represented and agreed that they are purchasing such Securities for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, that they are aware that the sale to them is being made in reliance on Rule 144A, and that they are acquiring such Securities for investment and not with a view to, or for offer or sale in connection with, any distribution (within the meaning of the Act) or fractionalization thereof or with any intention of reselling the Securities or any part thereof, subject to any requirement of law that the disposition of their property or the property of such investor account or accounts be at all times within their control and subject to their ability to resell such Securities pursuant to Rule 144, 144A, Regulation S or other exemption from registration available under the Act and (2) Regulation S Purchasers who in purchasing the Securities will be deemed to have represented and agreed that their purchase of Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act, (B) that, in the case of such Eligible Purchasers, such Eligible Purchasers will be deemed to have acknowledged that the Securities have not been registered under the Act and may not be sold except as permitted below, (C) that, unless so registered, in the case of such Eligible Purchasers, such Eligible Purchasers will be deemed to have agreed that if they should sell, pledge or otherwise transfer the Securities prior to the second anniversary of the later of the original issuance of the Securities or the sale thereof by any affiliate (within the meaning of Rule 144 under the Act or any successor rule thereto, an "Affiliate") of any of the Issuers (computed in accordance with paragraph (d) of Rule 144 under the Act) or if they were at the date of such transfer or during the three months preceding such date of transfer an Affiliate of any of the Issuers, they would do so in compliance with any applicable state securities or "Blue Sky" laws and only (v) to the Company, as applicable, (w) in accordance with Rule 144A (as indicated by the box checked by the transferor on the form of assignment on the reverse of the Note), (x) pursuant to any exemption from registration in accordance with Regulation S under the Act (as indicated by the box checked by the transferor on the form of assignment on the reverse of the Note), (y) to an Institutional Accredited Investor which delivers a certificate in the form of Exhibit B to the Indenture to the Trustee, or (z) any other applicable exemption under the securities laws and (D) that, in the case of such Eligible Purchasers, such Eligible Purchasers will be deemed to have acknowledged that they have received the information, if any, requested by them pursuant to Rule 144A, have had full opportunity to review such information and have received all additional information necessary to verify such information and that they (i) are able to fend for themselves in the transactions contemplated by the Offering Memorandum, (ii) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their prospective investment in the Securities and (iii) have the ability to bear the economic risks of their prospective investment and can afford the complete loss of such investment.

          (v) Such Purchaser also understands that the Issuers and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Issuers and counsel to the Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          (vi) No such Purchaser nor any of its affiliates, nor any person acting on their behalf, has engaged in any directed selling efforts within the meaning of Regulation S with respect to the Notes.

          (vii) Such Purchasers agree that, at or prior to confirmation of a sale of Notes by them to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, they will have sent to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A in transactions that are exempt from the registration requirements of the Securities
          Act) under the Securities Act, and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a setting concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

     6. Indemnification. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless (i) each of the Purchasers and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Purchasers (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Purchasers or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser furnished in writing to the Company by or on behalf of any Purchaser expressly for use therein; provided that the foregoing indemnity with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such Preliminary Offering Memorandum is eliminated or remedied in the Offering Memorandum and a copy of the Offering Memorandum shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of any Purchaser.

     (b) In case any action shall be brought against any Indemnified Person, based upon the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto and with respect to which indemnity may be sought against any of the Issuers, such Indemnified Person shall promptly notify the Company in writing and the Issuers shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by any of the Issuers, (ii) the Issuers shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and any of the Issuers and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuers (in which case the Issuers shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Issuers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by NatWest Capital Markets Limited, and that all such fees and expenses shall be reimbursed as they are incurred. The Issuers shall not be liable for any settlement of any such action effected without their written consent but if settled with the written consent of the Issuers, the Issuers agree to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (c) Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, their directors, their officers and any person controlling any of the Issuers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Indemnified Person but only with reference to information relating to such Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Preliminary Offering Memorandum or Offering Memorandum. In case any action shall be brought against any of the Issuers, any of their directors, any such officer or any person controlling any of the Issuers based on the Preliminary Offering Memorandum or Offering Memorandum and in respect of which indemnity may be sought against any of the Purchasers, such Purchaser shall have the rights and duties given to the Company (except that if the Issuers shall have assumed the defense thereof, such Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Purchaser), and the Issuers, their directors, any such officer and any person controlling any of the Issuers shall have the rights and duties given to the Purchasers by Section 6(b) hereof.

     (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and each Purchaser on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and each Purchaser in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuers, and the total discounts received by each Purchaser, bear to the total price to investors of the Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Issuers or such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuers and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts received by it in connection with the sale of the Notes pursuant to this Agreement exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this
Section 6(d) are several in proportion to the respective amount of Notes purchased by each of the Purchasers hereunder and not joint.

     7. Conditions of the Purchasers' Obligations. The several obligations of the Purchasers under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Issuers shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Purchasers not later than the date immediately following the date of this Agreement or at such later date and time as you may approve in writing, and, at the Closing Date, no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance or sale of any of the Notes; no action, suit or proceeding shall be pending against or, to the knowledge of the Issuers, threatened against, the Company, the Guarantors or any of their subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that would prohibit, interfere with or adversely affect the issuance or sale of the Notes or would have a Material Adverse Effect, in any manner draw into question the validity of any Operative Document; and no stop order, injunction, restraining order, or order of any nature preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

          (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Issuers or their subsidiaries, taken as a whole, from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by any of the Issuers on any class of its capital stock, and (iii) neither the Issuers nor any of their subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Issuers and their subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Change.

          (e) You shall have received certificates, dated the Closing Date, signed by (i) the President or any Vice President of the Company and each Guarantor and (ii) a principal financial or accounting officer of the Company and each Guarantor confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d), (n), (o) and (p), and the first and third sentences of paragraph (q) of this Section 7.

          (f) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Davis Polk & Wardwell, outside counsel to the Issuers, to the effect that:

               (i) The Company has duly and validly authorized, executed and delivered this Agreement.

               (ii) The Company has duly and validly authorized, executed and delivered the Indenture, and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury law may be unenforceable. In rendering such opinion, such counsel may state that it expresses no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed therein or on the conclusions with respect thereto.

               (iii) The Notes have been duly and validly authorized for issuance and sale to you by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury laws may be unenforceable.

               (iv) The Exchange Notes have been duty and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and
          (iii) to the extent that a waiver of rights under any usury laws may be unenforceable.

               (v) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity and (iii) that the enforceability of the indemnification and contribution provisions contained therein may be limited by federal and state securities laws and the policies underlying such laws.

               (vi) The Security Agreement has been duly and validly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery by the Guarantors) is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. In rendering such opinion, such counsel may state that it expresses no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed therein or on the conclusions with respect thereto.

               (vii) Each of this Agreement, the Registration Rights Agreement the Notes, the Guarantees, the Security Agreement and the Indenture conforms as to legal matters in all material respects to the description thereof in the Offering Memorandum.

               (viii) When the Notes are issued and delivered pursuant to this Agreement, none of the Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered pursuant to the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

               (ix) Registration of the Securities under the Act or qualification of the Indenture under the Trust Indenture Act is not required in connection with the offer, sale and delivery of the Securities to the Purchasers or the initial placement of the Securities by the Purchasers in the manner contemplated by the Offering Memorandum to QIBs and Regulation S Purchasers, it being understood that in rendering this opinion such counsel may assume the accuracy of the representations of the Purchasers and the Issuers contained herein and that the offer, sale and delivery of the Securities have been made as contemplated by this Agreement and the Offering Memorandum and such counsel may state that no opinion is given with respect to any other offer or resale of the Securities.

               (x) The execution, delivery and performance by the Issuers of this Agreement, the Indenture, the Guarantees, the Security Agreement and the Registration Rights Agreement and the issuance and sale of the Securities as contemplated by the Offering Memorandum and this Agreement, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Issuers or any of their respective material subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Company, except any such violation, conflict, breach or default that has been waived or consent that has been obtained, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, license or other agreement or instrument to which the Issuers or any of their respective material subsidiaries is a party or by which any of them or their property is or may be bound, which is set forth in Schedule II hereto, (iii) to such counsel's knowledge, any statute, rule or regulation applicable to the Issuers any of their respective material subsidiaries or any of their assets or properties, except such as may be required under the Act, the Trust Indenture Act and state securities or Blue Sky laws and regulations or by the NASD, or (iv) to such counsel's knowledge, any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Issuers any of their respective material subsidiaries or their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement, the Indenture, the Notes, the Guarantees, the Security Agreement or the Registration Rights Agreement by the Guarantors, except such as have been obtained (subject to clause (ix), above, and assuming reliance by such counsel on the accuracy of the representations referred to therein), such as may be required under the Act, the Trust Indenture Act and state securities or Blue Sky laws and regulations or such as may be required by the NASD.

               (xi) To the best knowledge of such counsel, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities; and no action, suit or proceeding is pending against or affecting or, to the best knowledge of such counsel, threatened against, the Company and the Guarantors or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit the issuance of the Securities.

               (xii) The Offering Memorandum, as of its date, and each amendment or supplement prepared by the Issuers, if any, thereto, as of its date (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical, and accounting data included therein or omitted therefrom, as to which no opinion need be expressed), comply as to form in all material respects with the requirements of Rule 144A(d)(4) under the Act.

               (xiii) The Security Agreement creates in favor of the Collateral Agent (as defined in the Security Agreement) for the benefit of the Secured Parties (as defined in the Security Agreement) a valid security interest in each Issuer's right, title and interest, if any, in the Collateral (as defined in the Security Agreement) in each case to the extent that the Uniform Commercial Code of the State of New York (the "New York UCC") is applicable thereto and governs the creation of security interest therein.

               (xiv) Assuming that the Pledged Securities (as defined in the Security Agreement), endorsed in blank or accompanied by an instrument of transfer or assignment in blank, are delivered to the Collateral Agent, and are continuously held by the Collateral Agent thereafter, in each case in the State of New York, and the good faith of, and the absence of notice of any adverse claim thereto on the part of, the Collateral Agent and each of the other Secured Parties, such delivery, together with the Security Agreement, are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a valid and perfected security interest in all right, title and interest of the Issuers in the Pledged Securities securing the Secured Obligations, which security interest will have priority over all other security interests created under the New York UCC in the Pledged Securities.

     In rendering the foregoing opinions, Davis Polk & Wardwell may state that they are not expressing any opinions as to (i) any laws relating specifically to the communications industry; (ii) the right, title or interest of any Person to any Collateral or the value given therefor; (iii) except as expressly set forth in paragraph (xiii) or (xiv) above, the creation, perfection or priority of any security interest or lien; (iv) the effect of Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") on the creation or perfection of security interests in collateral acquired by any person subsequent to the commencement of a case by or against such person under the Bankruptcy Code; and
(v) transactions excluded from the UCC by Section 9-104 thereof.

     In addition, such counsel may note (i) the possible unenforceability of certain waivers and remedial provisions contained in the Security Agreement; however, none of such provisions renders the Security Agreement invalid and the Security Agreement contains, in such counsel's judgment, adequate remedial provisions for the practical realization of the rights and benefits afforded thereby; and (ii) that the security interest of the Holders in proceeds is limited to the extent set forth in Section 9-306 of the New York UCC and to property of a type subject to the New York UCC.

     In addition, Davis Polk & Wardwell shall state that it has generally reviewed and discussed with certain officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers, your representatives and your counsel in connection with the preparation of the Preliminary Offering Memorandum and the Offering Memorandum and the statements contained therein and, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above), such counsel advises you that, on the basis of the foregoing, no facts came to its attention that caused it to believe that the Offering Memorandum (as amended or supplemented, if applicable) as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that they assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Preliminary Offering Memorandum or the Offering Memorandum.

     The opinions of such counsel described in this subsection shall be rendered to you at the request of the Company and shall so state therein.

          (g) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of K. Patrick Meehan, general counsel to the Issuers, to the effect that:

               (i) Each of the Guarantors has duly and validly authorized, executed and delivered this Agreement.

               (ii) The Guarantors have duly and validly authorized, executed and delivered the Indenture, and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture is the valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, except
          (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury law may be unenforceable. In rendering such opinion, such counsel may state that it expresses no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed therein or on the conclusions with respect thereto.

               (iii) The Registration Rights Agreement has been duly and validly authorized by each of the Guarantors and, when duly executed and delivered by each of the Guarantors, will be the valid and binding obligation of the Guarantors, enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity and (iii) that the enforceability of the indemnification and contribution provisions contained therein may be limited by federal and state securities laws and the policies underlying such laws.

               (iv) The Security Agreement has been duly and validly authorized, executed and delivered by each of the Guarantors, and is a valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. In rendering such opinion, such counsel may state that it expresses no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed therein or on the conclusions with respect thereto.

               (v) The Guarantees have been duly and validly authorized for issuance by the Guarantors and, when issued in accordance with the terms of the Indenture and the Guarantees, will be the valid and binding obligation of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury laws may be unenforceable. In rendering such opinion, such counsel may state that it expresses no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed therein or on the conclusions with respect thereto.

               (vi) The execution, delivery and performance by each of the Guarantors of this Agreement, the Indenture, the Guarantees, the Security Agreement and the Registration Rights Agreement and the issuance and sale of the Securities as contemplated by the Offering Memorandum and this Agreement, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Guarantors or any of their respective material subsidiaries, or an acceleration of indebtedness pursuant to, the charter or bylaws of the Guarantors, or any of their respective material subsidiaries, except any such violation, conflict, breach or default that has been waived or consent that has been obtained.

     The opinions of such counsel described in this subsection shall be rendered to you at the request of the Company and shall so state therein.

          (h) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date of Davis Wright Tremaine LLP, counsel for the Company with respect to FCC and related matters to the effect that:

               (i) Those statements in the offering Memorandum that describe provisions of the Communications Act of 1934, as amended (the "Communications Act"), and the rules, regulations and published orders, policies and decisions of the FCC ("FCC Rules") are accurate descriptions in all material respects.

               (ii) The execution, delivery and performance of the obligations by the Company under the Operative Documents are not and will not be contrary to the Communications Act, or to the terms of any System license, will not result in any violation of the FCC Rules, will not cause any forfeiture or impairment of any FCC license of any of the Systems, and will not require any consent, approval or authorization of the FCC.

               (iii) To such counsel's knowledge, after such counsel's inquiry, the Company and each of its subsidiaries validly holds all FCC licenses necessary for the operation of the Systems (and any associated microwave links) in the manner in which they are described as being conducted in the Offering Memorandum (for purposes of this opinion only, the "FCC Licenses"). The FCC Licenses are in full force and effect, and are not subject to any conditions outside the ordinary course (except as set forth in an exhibit to such opinion).

               (iv) Except as may be disclosed in an exhibit to such opinion, all applicable administrative and judicial appeal, review and reconsideration periods relating to the grant of the FCC Licenses have expired without our being served with any timely filing of any such appeal, review, request or reconsideration petition, and without the FCC having instituted review or reconsideration of the grant of any of the FCC Licenses on its own motion.

               (v) To such counsel's knowledge, after such counsel's inquiry, each of the Company and its subsidiaries has filed with the FCC all necessary and material reports, documents, instruments, information and applications required to be filed pursuant to the FCC's rules, regulations and requests, other than those the failure of which to so file could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect. To such counsel's knowledge, after such counsel's inquiry, no notice has been issued by the FCC which could permit, or after notice or lapse of time or both could permit, revocation or termination of any of the FCC Licenses prior to the expiration dates thereof or which could result in any other material impairment of any of Palmer's and each of its subsidiaries' rights thereunder.

               (vi) To such counsel's knowledge, after such counsel's inquiry but without field investigation, each of the Systems is operating in compliance in all material respects with the Communications Act and the FCC Rules. To such counsel's knowledge, after such counsel's inquiry, there is not issued, outstanding or pending any notice of violation, notice of apparent liability, order to show cause, material complaint or investigation by or before the FCC which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, nor does such counsel have reason to believe, subject to the Company's and its subsidiaries' continued regulatory compliance, that the FCC Licenses will not be renewed for a full term when they are due for renewal.

     The opinions of such counsel described in this subsection shall be rendered to you at the request of the Company and shall so state therein.

          (i) You shall have received on the Closing Date an opinion of each of Parker, Hudson, Rainer & Dobbs LLP; Wainwright & Pope, P.C.; Holland & Knight; Nelson Mullins Riley & Scarborough, L.L.P., in each case substantially in the respective forms attached hereto as Exhibit A.

          (j) You shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, your counsel, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions. In rendering the foregoing opinion, Cahill Gordon & Reindel may state that they are not expressing any opinions as to any laws relating specifically to the communications industry.

          (k) At the time this Agreement is executed and delivered by the Issuers and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from Arthur Andersen LLP and KPMG Peat Marwick LLP with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (l) Cahill shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (m) Prior to the Closing Date, the Issuers shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (n) The Issuers and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

          (o) The rights, property and assets disclosed in the Offering Memorandum as being owned or exercisable, directly or indirectly, by the Issuers shall be so owned and exercisable by the Issuers on the Closing Date.

          (p) The Issuers shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

          (q) The Issuers and the Collateral Agent shall have entered into the Security Agreement and you shall have received counterparts, conformed as executed, thereof. The Trustee and the Purchasers shall have received all financing statements, stock certificates and other documents and instruments requested by Trustee for the creation, filing, priority and perfection of the security interests created pursuant to the Security Agreement. All filing fees and taxes incurred on or prior to the Closing Date in connection with such filings shall have been paid. The Purchasers shall have received evidence satisfactory to them of such payments.

     All opinions, certificates, letters and other documents required by this
Section 7 to be delivered by the Issuers will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Issuers will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

     8. Defaults. If, on the Closing Date, any of the Purchasers shall fail or refuse to purchase Notes that it has agreed to purchase hereunder on such date and the aggregate principal amount of such Notes that such defaulting Purchaser agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Notes that all of the Purchasers are obligated to purchase on such Closing Date, the non-defaulting Purchasers shall be obligated to purchase the amount of such Notes that such defaulting Purchaser agreed but failed or refused to purchase. If, on the Closing Date, any of the Purchasers shall fail or refuse to purchase Notes in an aggregate principal amount that exceeds 10% of such total principal amount and arrangements satisfactory to the other Purchasers and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Purchasers or the Company, except as otherwise provided in Section 9. In any such case that does not result in termination of this Agreement, the Purchasers or the Company may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Purchaser from liability in respect of any default by any such Purchaser under this Agreement.

     9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution hereof.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date information is provided in the Offering Memorandum, any Material Adverse Change which, in your judgment, materially impairs the investment quality of the Notes, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, material adverse change or emergency would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets, (iv) any declaration of a general banking moratorium by either federal or New York authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of any of the Notes, (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, would have a Material Adverse Effect, or (vii) any securities of any Parent, the Issuers or any of their subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

     The indemnities and contribution provisions and the other agreements, representations and warranties of the Issuers, their respective officers and directors and of the Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Purchasers or by or on behalf of the Issuers, the officers or directors of any of the Issuers or any controlling person of any of the Issuers, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

     If this Agreement shall be terminated by the Purchasers pursuant to clause
(i) or (vii) of the second paragraph of this Section 9 or because of the failure or refusal on the part of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, the Issuers agree to reimburse you for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Issuers shall be liable for all expenses which it has agreed to pay pursuant to
Section 4(f) hereof.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Purchasers, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Notes from any of the Purchasers merely because of such purchase.

     10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, Price Communications Wireless, Inc., 45 Rockefeller Plaza, Suite 3201, New York, New York 10020, Attention: President, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell, Jr., Esq., and (b) if to the Purchasers, c/o Gleacher NatWest International, 660 Madison Avenue, New York, New York 10021, Attention: David W. Mills, with copies to Donaldson, Lufkin & Jenrette Securities Corporation, 600 California Street, Suite 1800, San Francisco, California 94108-2704, Attention: Thomas M. Benninger; Wasserstein Perella Securities, Inc., 31 West 52nd Street, New York, New York 10019, Attention: Frederic M. Seegal; and Nesbitt Burns Securities Inc., Attention: High Yield Department, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, 17th Floor, New York, New York 10005, Attention:
Michael E. Michetti, Esq., or in any case to such other address as the person to be notified may have requested in writing.

     This Agreement shall be governed and construed in accordance with the internal laws of the State of New York as applied to contracts made and performed in such state, without regard to principles of conflicts of law. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                            [Signature Pages Follow]

     Please confirm that the foregoing correctly sets forth the Agreement among the Company, the Guarantors and the Purchasers.



                                        Very truly yours,

                                        PRICE COMMUNICATIONS WIRELESS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ALBANY CELLULAR PARTNERS

                                        By:  Palmer Wireless Holdings, Inc., its
                                              managing partner


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        COLUMBUS CELLULAR TELEPHONE COMPANY

                                        By:  Palmer Wireless Holdings, Inc., its
                                              managing partner


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        MACON CELLULAR TELEPHONE SYSTEMS
                                         LIMITED PARTNERSHIP


                                        By:    CEI Communications, Inc., its
                                               general partner


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        SAVANNAH CELLULAR LIMITED
                                           PARTNERSHIP

                                        By:  Palmer Wireless Holdings, Inc., its
                                              general partner


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        PANAMA CITY CELLULAR TELEPHONE
                                         COMPANY, LTD.

                                        By:  Panama City Communications, Inc.,
                                             its general partner


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        PANHANDLE CELLULAR PARTNERSHIP

                                        By:  Palmer Wireless Holdings, Inc., its
                                              managing partner

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                   PALMER COMMUNICATIONS, INC.
                                   PALMER WIRELESS HOLDINGS, INC.
                                   PRICE COMMUNICATIONS WIRELESS II, INC.
                                   PRICE COMMUNICATIONS WIRELESS III, INC.
                                   PRICE COMMUNICATIONS WIRELESS IV, INC.
                                   PRICE COMMUNICATIONS WIRELESS V, INC.
                                   PRICE COMMUNICATIONS WIRELESS VI, INC.
                                   PRICE COMMUNICATIONS WIRELESS VII, INC.
                                   PRICE COMMUNICATIONS WIRELESS VIII, INC.
                                   PRICE COMMUNICATIONS WIRELESS IX, INC.
                                   CEI COMMUNICATIONS, INC.
                                   CELLULAR DYNAMICS TELEPHONE COMPANY
                                   CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC.
                                   DOTHAN CELLULAR TELEPHONE COMPANY, INC.
                                   MONTGOMERY CELLULAR HOLDING CO., INC.
                                   MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.
                                   PANAMA CITY COMMUNICATIONS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted and agreed to as of the date first above written:

NATWEST CAPITAL MARKETS
LIMITED, on behalf of and as Representative of the Purchasers

By:
     ----------------------------------
     Name:
     Title:

                                   SCHEDULE A

Guarantors

ALBANY CELLULAR PARTNERS
COLUMBUS CELLULAR TELEPHONE COMPANY
MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
SAVANNAH CELLULAR LIMITED
PARTNERSHIP
PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.
PANHANDLE CELLULAR PARTNERSHIP
PALMER COMMUNICATIONS, INC.
PALMER WIRELESS HOLDINGS, INC.
PRICE COMMUNICATIONS WIRELESS II, INC.
PRICE COMMUNICATIONS WIRELESS III, INC.
PRICE COMMUNICATIONS WIRELESS IV, INC.
PRICE COMMUNICATIONS WIRELESS V, INC.
PRICE COMMUNICATIONS WIRELESS VI, INC.
PRICE COMMUNICATIONS WIRELESS VII, INC.
PRICE COMMUNICATIONS WIRELESS VIII, INC.
PRICE COMMUNICATIONS WIRELESS IX, INC.
CEI COMMUNICATIONS, INC.
CELLULAR DYNAMICS TELEPHONE COMPANY
CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC.
DOTHAN CELLULAR TELEPHONE COMPANY, INC.
MONTGOMERY CELLULAR HOLDING CO., INC.
MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.
PANAMA CITY COMMUNICATIONS, INC.

                                   SCHEDULE B


Subsidiaries                                                   Equity Ownership
------------                                                   ----------------

ALBANY CELLULAR PARTNERS
COLUMBUS CELLULAR TELEPHONE COMPANY
MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
SAVANNAH CELLULAR LIMITED
PARTNERSHIP
PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.
PANHANDLE CELLULAR PARTNERSHIP
PALMER COMMUNICATIONS, INC.
PALMER WIRELESS HOLDINGS, INC.
PRICE COMMUNICATIONS WIRELESS II, INC.
PRICE COMMUNICATIONS WIRELESS III, INC.
PRICE COMMUNICATIONS WIRELESS IV, INC.
PRICE COMMUNICATIONS WIRELESS V, INC.
PRICE COMMUNICATIONS WIRELESS VI, INC.
PRICE COMMUNICATIONS WIRELESS VII, INC.
PRICE COMMUNICATIONS WIRELESS VIII, INC.
PRICE COMMUNICATIONS WIRELESS IX, INC.
CEI COMMUNICATIONS, INC.
CELLULAR DYNAMICS TELEPHONE COMPANY
CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC.
DOTHAN CELLULAR TELEPHONE COMPANY, INC.
MONTGOMERY CELLULAR HOLDING CO., INC.
MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.
PANAMA CITY COMMUNICATIONS, INC.

                                   SCHEDULE I


                                                               Principal Amount
                                                               ----------------
NatWest Capital Markets Limited ...........................      $262,500,000
Donaldson, Lufkin & Jenrette Securities Corporation .......       210,000,000
Nesbitt Burns Securities Inc. .............................        26,250,000
Wasserstein Perella Securities, Inc. ......................        26,250,000
                                                                   ----------
                                    TOTAL .................      $525,000,000


                                   SCHEDULE II

     Any bond, debenture, note, indenture, mortgage, deed of trust, license or other agreement or instrument to which the Company or any of their material subsidiaries is a party or by which any of them or their property is or may be bound, which is effective and which is included or incorporated by reference as an exhibit to the Company's annual report on Form 10K for the year ended December 31, 1997, or quarterly report on Form 10Q for the quarter ended March 31, 1998.